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                                     VIAWEB, INC.
                                1997 STOCK OPTION PLAN


1.   PURPOSE OF THE PLAN.

     This stock option plan (the "Plan") is intended to provide a means by which, through the grant of incentive stock options and nonqualified stock options to key employees, officers, directors and advisors, Viaweb, Inc., a Delaware corporation (the "Company"), and its subsidiaries may encourage ownership of the stock of the Company by such persons and induce qualified personnel to enter and remain in the employ of the Company or its subsidiaries and otherwise to provide additional incentive for optionees to promote the success of the Company's business.

2.   STOCK SUBJECT TO THE PLAN.

     (a) The shares of the $.01 par Common Stock of the Company ("Common Stock") for which options may be granted under the Plan shall be either authorized but unissued shares or treasury shares. The number of such shares for which options may be granted under the Plan shall not exceed two hundred thousand (200,000) shares of Common Stock, subject to adjustment as provided in
Section 13 hereof.

     (b) If an option granted hereunder shall expire, terminate or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall, unless the Plan shall have been terminated, again be available for subsequent option grants under the Plan.

     (c) Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee, as defined below.

3.   ADMINISTRATION OF THE PLAN.

     (a) The Plan shall be administered by a committee (the "Committee") appointed by the Company's Board of Directors consisting of two or more members of the Company's Board of Directors.

     (b) The Board of Directors may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting. Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee's members. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee



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shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

4.   TYPE OF OPTIONS.

     Options granted pursuant to the Plan shall be authorized by action of the Committee and may be designated as either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") (hereinafter sometimes referred to as "ISOs") or non-qualified options which are not intended to meet the requirements of such Section 422 of the Code, the designation to be in the sole discretion of the Committee.

5.   ELIGIBILITY.

     (a) Options designated as incentive stock options may be granted only to officers who are employees of the Company or any subsidiary corporation (herein called "subsidiary" or "subsidiaries"), as defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations"), and other employees of the Company or of any subsidiary who are designated as "key employees" by the Committee.

     (b) Options designated as non-qualified options may be granted to officers, employees, directors, advisors and representatives of the Company or of any of its subsidiaries.

     (c) In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and the value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

     (d) No option designated as an incentive stock option shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall apply. In determining the fair market value under this paragraph, the provisions of Section 7 hereof shall apply.



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6.   OPTION AGREEMENT.

     Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement shall set forth the number of shares of Common Stock to which it applies, (the "Option Shares") and the conditions and circumstances under which the option may be exercised. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee, provided that options designated as incentive stock options shall meet all of the conditions for incentive stock options as defined in Section 422 of the Code. The date of grant of an option shall be as determined by the Committee. More than one option may be granted to an individual.

7.   OPTION PRICE.

     The option price or prices of shares of the Company's Common Stock for incentive stock options shall be the fair market value of such Common Stock at the time the option is granted as determined in good faith by the Committee in accordance with the Regulations promulgated under Section 422 of the Code. The option price or prices of shares of the Company's Common Stock for non-qualified stock options shall be determined by the Committee.

8.   VESTING.

     Except as provided elsewhere in this Plan or in the Agreement evidencing the option, options granted under the Plan shall become exercisable as to 25 percent (25%) thereof on each of the first four (4) anniversaries of the date of grant (the "Option Date" set forth in the Option Agreement).

9.   MANNER OF PAYMENT; MANNER OF EXERCISE.

     (a) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or
(iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made only under such circumstances, if any, and on such terms as may from time to time be established by the Committee. The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Committee in accordance with
Section 7 hereof.

     (b) The Committee may, in its sole discretion, agree on behalf of the Company that the person exercising an option may, at the time of exercise, pay the purchase price on an installment payment basis on the following terms and conditions:



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          (i)   The installments payable, including the installment payable on the date of exercise of the option, shall be the minimum amounts required to be paid by Regulation G of the Board of Governors of the Federal Reserve System as in effect as of the date of exercise (hereinafter "Regulation G"), or such greater amount as may be specified by the officer executing the installment payment agreement on behalf of the Company.

          (ii) The person exercising the option shall not be required to pay interest to the Company on the unpaid balance of the purchase price.

          (iii) The shares for which the option is exercised shall be issued to and registered in the name of the person exercising the option but shall be endorsed by the person exercising the option in blank (either on the certificate or on a separate stock power) and held by the Company as collateral security for the unpaid balance of the purchase price.

          (iv) The person exercising an option shall be entitled, from the date of exercise of such option, to all of the rights of a shareholder, including the right to vote the shares and to receive and retain all dividends paid thereon.

     (c) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment for such shares as provided above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, within thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.


10.  EXERCISE OF OPTIONS.

     (a)  Each option granted under the Plan shall, subject to Section 11(b) and
Section 13 hereof, be exercisable at such time or times and during such period as shall be set forth in the Agreement; provided, however, that no option granted under the Plan shall have a term in excess of ten (10) years from the date of grant.

     (b) To the extent that an option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than full shares of Common Stock.

11.  TERM OF OPTIONS; EXERCISABILITY.

     (a)  TERM.



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          (i)   Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

          (ii) Except as otherwise provided in this Section 11, Section 13(b) or in the Agreement evidencing such option, and subject to Paragraph (b) of this
Section 11, an option granted to any employee optionee who ceases for any reason to be an employee of the Company or one of its subsidiaries or a successor entity shall terminate immediately on the date such optionee ceases to be an employee of the Company or one of its subsidiaries or a successor entity, or on the date on which the option expires by its terms, whichever occurs first.

          (iii) If such termination of employment is because the optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate on the last day of the twelfth month from the date such optionee ceases to be an employee, or on the date on which the option expires by its terms, whichever occurs first.

          (iv) In the event of the death of any optionee, any option granted to such optionee shall terminate on the last day of the twelfth month from the date of death, or on the date on which the option expires by its terms, whichever occurs first.

          (v) Notwithstanding the provisions of Section 11(a)(ii), with respect to a particular option under the Plan, the Committee may permit a recipient to exercise an option after termination of employment.

     (b)  EXERCISABILITY.

          Except as provided herein or as the Committee may otherwise determine is appropriate with respect to a particular option under the Plan, an option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries or a successor entity shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries or a successor entity, and such exercise must be made within thirty (30) days following such termination of employment.

12.  OPTIONS NOT TRANSFERABLE.

     The right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, or the rules thereunder, and any such option shall be exercisable during the lifetime of such optionee only by him or her. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, of such option.



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13.  ADJUSTMENTS.

     Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such option:

     (a) STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     (b) CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the Board of Directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding options, take one or more of the following actions: (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options any equity securities of the successor corporation; or (iii) upon written notice to the optionees, provide that all options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iv) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof; or (v) accelerate the date of exercise of such options or of any installment of any such options, to a date or dates earlier than otherwise provided under Section 14 hereof, or (vi) terminate all options in exchange for the right to participate in any stock option or other employee benefit plan of any successor corporation (giving proper credit to any optionee for that portion of any option which has otherwise vested and become exercisable prior to the Acquisition). The foregoing actions are subject in all instances to the approval of the Board of Directors and any accounting considerations for any acquisition which is treated as a "pooling of interests" transaction pursuant to the Accounting Principles Board (APB) Opinion No. 16, if any discretionary action by the Board of Directors would otherwise violate the accounting rules for treatment of the Acquisition as a "pooling of interests" under APB No. 16.

     (c) RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his option prior to such recapitalization or reorganization.




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     (d)  MODIFICATION OF ISOS.  Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

     (e) DISSOLUTION OR LIQUIDATION. Upon dissolution or liquidation of the Company, all options granted under this Plan shall terminate, but each optionee (if in the case of the holder of an ISO in the employ of the Company or any of its subsidiaries and otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her options to the extent then exercisable.

     (f) INSURANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     (g) FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

14.  ACCELERATION AND VESTING OF OPTIONS FOR BUSINESS COMBINATIONS.

     Upon any merger, consolidation, sale of all (or substantially all) of the assets of the Company, or other business combination involving the sale or transfer of all (or substantially all) of the capital stock or assets of the Company in which the Company is not the surviving entity, or, if it is the surviving entity, does not survive as an operating going concern in substantially the same line of business (an "Acquisition"), then the vesting of all options outstanding at the closing date of such transaction shall be accelerated by two (2) years, so that options otherwise exercisable two (2) years after the date of grant shall be exercisable immediately, options otherwise exercisable three (3) years after the date of grant shall be exercisable one (1) year after the date of grant and options otherwise exercisable four (4) years after the date of grant shall be exercisable two (2) years after the date of grant.

l5.  NO SPECIAL EMPLOYMENT RIGHTS.

     Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his or her employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the rate of compensation of the option holder from the rate of compensation in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.



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16.  WITHHOLDING.

     The Company's obligation to deliver shares upon the exercise of any non-qualified option granted under the Plan shall be subject to the option holder's satisfaction of all applicable Federal, state and local income and employment tax withholding requirements. The Committee and the optionee may agree that the Company shall withhold from delivery shares of Common Stock purchased upon exercise of an option to satisfy the above-mentioned withholding requirements.

17.  RESTRICTIONS ON ISSUE OF SHARES.

     (a) Notwithstanding the provisions of Section 9, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

          (i) The shares with respect to which such option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

          (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

18.  PURCHASE FOR INVESTMENT; RIGHTS OF HOLDER ON SUBSEQUENT REGISTRATION.

     Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

19.  MODIFICATION OF OUTSTANDING OPTIONS.

     The Committee may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this Plan.



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20.  APPROVAL OF STOCKHOLDERS.

     The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company voting in person or by proxy at a duly held stockholders' meeting, or by written consent of the holders of a majority of the voting stock, within twelve (12) months after the adoption of the Plan by the Board of Directors and shall take effect as of the date of adoption by the Board of Directors upon such approval. The Committee may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

21.  TERMINATION AND AMENDMENT.

     Unless sooner terminated as herein provided, the Plan shall terminate ten
(10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 21, the Board of Directors may not, without the approval of the stockholders of the Company obtained in the manner stated in Section 20, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the Plan, or make any other change in the Plan which requires stockholder approval under applicable law or regulations. Except as provided in Section 13, without the consent of the optionee, the Committee shall not change the number of shares subject to an option, nor the exercise price thereof, nor extend the term of such option.

22.  RESERVATION OF STOCK.

     The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

23.  LIMITATION OF RIGHTS IN THE OPTION SHARES.

     An optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the optionee.

24.  NOTICES.

     Except as otherwise set forth herein, any notice, demand or communication required or permitted to be given under this Agreement shall be (a) in writing,
(b) delivered by hand, nationally recognized overnight courier service, facsimile or registered or certified mail, postage prepaid, addressed to a party at the mailing address or facsimile number currently designated by the party in writing and (c) deemed to have been given on the date delivered by hand or sent by facsimile, one business day after deposit with such courier service, and three business days after being deposited in the United States mail.

                                     VIAWEB INC.

                   OPTION AGREEMENT UNDER 1997 STOCK OPTION PLAN


     Viaweb Inc. (the "Company") desires to grant to the Optionee named below an Incentive Stock Option under the Company's 1997 Stock Option Plan (the "Plan"). This Option Agreement is an "Agreement" as required by Section 6 of the Plan and is in all respects subject to the terms and provisions of the Plan, which are hereby incorporated by reference. By executing this Agreement, Optionee acknowledges receipt of a copy of the Plan.

     In consideration of the premises, the Company and the Optionee agree as follows:

OPTIONEE
                         ------------------------

DESCRIPTION AND NUMBER   _______________ (_____) shares
OF OPTION SHARES    of the $.01 par Common Stock of Viaweb Inc.

PURCHASE PRICE PER       _______________ dollars ($__________)
SHARE

OPTION DATE
                         ------------------------

COMMENCEMENT DATE
(For vesting purposes)   ------------------------

1.   GRANT OF OPTION

     The Company hereby grants to the individual named above (the "Optionee") an option (the "Option") to purchase that number of shares set out above (the "Option Shares") at the purchase price per share set out above (the "Purchase Price").

2.   TERM OF OPTION

     The Option granted under this Option Agreement shall be exercisable as provided in Paragraph 3 hereof, but shall, in all events, expire on the tenth anniversary of the Option Date or at such earlier date as is expressly provided for in this Option Agreement or in the Plan.

3.   VESTING OF OPTION SHARES; EXERCISE OF OPTION

     (a) On each of the first four anniversaries of the Commencement Date, the Optionee shall be entitled to purchase a number of Opiton Shares up to twenty-five percent (25%) of the total number of Option shares under this Option Agreement, plus, in each case, such number of Option shares, if any, which the Optionee was entitled to, but did not, theretofore purchase. The Option Shares which the Optionee is entitled at any time to purchase are referred to herein as Vested Option Shares.

     (b) Notwithstanding subparagraph (a) above, in the event of an Acquisition as defined in Section 14 of the Plan:

                (A) If the Optionee is not offered a position with the
                    acquiring company (or the subsidiary or unit of the acquiring company formed by such Acquisition) at a location within a radius of 60 (sixty) miles of the Company's headquarters as it existed on the day before the definitive agreement with respect to the Acquisition, with compensation at least equivalent to the Optionee's compensation on the day before the definitive agreement with respect to the Acquisition, the vesting schedule set forth in subparagraph (a) above shall be accelerated so that all the Option shares which are not then vested shall become Vested Option Shares immediately prior to the closing of the Acquisition; or

                (B) If the Optionee is terminated without cause from the
                    foregoing position within one year after the Acquisition, the vesting schedule set forth in subparagraph (a) above shall be accelerated so that all Option Shares which are not then vested shall become vested immediately upon such termination.

     (c) For purposes of subparagraph (b) above "cause" shall have the same meaning as "misconduct" in Paragraph 5 hereof, substituting the acquiring company and its Board of Directors in the definition in place of the Company and its Board of Directors.

     (d) The Option shall be exercised by delivery to the Company of a form of Exercise of Option substantially in the form annexed hereto as Schedule A, together with payment as provided in paragraph 4 hereof. Delivery shall be made to the Company at: 56 John F. Kennedy Street, Cambridge, MA 02138, or at such other address as the Company shall have designated by notice to the Optionee.


4.   PAYMENT

     Full payment of the Purchase Price of any Option Shares purchased by the Optionee shall be made at the time of the exercise of the Option. Such Purchase Price shall be paid by certified check or bank cashier's check payable to or to the order of the Company or as otherwise provided under the plan or agreed to by the Company.

5.   NO EXERCISE OF OPTION IF EMPLOYMENT TERMINATED FOR MISCONDUCT

     If the employment of the Optionee is terminated for "misconduct" this Option shall terminate on the date of such termination of employment and shall thereupon not be exercisable to any extent whatsoever. "Misconduct" is conduct, as determined by the Board of Directors, involving one or more of the following:
(i) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; (ii) the commission of an act of embezzlement, fraud, disloyalty, or deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; or (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company. In making such determination, the Board of Directors shall act fairly and in utmost good faith and shall give the Employee an opportunity to appear and to be heard at a hearing before the Board of Directors or any Committee and present evidence on his behalf. For the purpose of this Option Agreement, termination of employment shall be deemed to occur when the Optionee has been given notice that his or her employment is terminated.

6.   NON-ASSIGNABILITY

          The Option, and any interest of the optionee in this Option Agreement, may not be transferred assigned, pledged, hypothecated or otherwise disposed of by the Optionee in any manner whatsoever except in accordance with the terms and conditions expressly set forth herein. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option, or of any interest in this Option Agreement, not in accordance with the express provisions of this Option Agreement, shall be void and of no effect. During the Optionee's lifetime, the Option shall be vested only in the Optionee, and shall be exercisable only by the Optionee The Option, and the Optionee's interest in this Option Agreement, is not subject, in whole or in part, to execution, attachment, or similar process. Notwithstanding the foregoing, the Option, and any interest of the Optionee in this Option Agreement, may be transferred upon the Optionee's death by will, or by the applicable laws of descent and distribution, and following such transfer, shall inure to the benefit of and be binding upon the legal personal representative of the Optionee, subject to the provisions as to exercise set forth in the Plan. Said legal personal representative shall be deemed to be the Optionee hereunder.

7.   RESTRICTIONS ON TRANSFER OF SHARES

     Unless the shares to be issued upon exercise of this option granted have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the Optionee shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he is acquiring the shares issued pursuant to such exercise of the Option for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

8.   EARLY DISPOSITION

     The Optionee agrees to notify the company in writing immediately after the Optionee makes a Disqualifying Disposition of any Common Stock received pursuant to the Exercise of this option. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the LATER of (a) two years after the date the Optionee was granted this option or (b) one year after the date the Optionee acquired Common Stock by exercising this Option. If the Optionee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter. The Optionee also agrees to provide the Company with any information which it shall request concerning any such disposition. The Optionee acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this incentive stock option if he or she makes a Disqualifying Disposition of the stock received on exercise of this Option. The Optionee is urged to consult with his or her own individual tax and legal advisors as to the impact upon the exercise of this Option as well as a subsequent Disqualifying Disposition.

9.   WITHHOLDING TAXES

     If the Company in its discretion determines that it is obligated to withhold tax with respect to a Disqualifying Disposition (as defined in Paragraph 8) of Common Stock received by the Optionee on exercise of this option, the Optionee hereby agrees that the Company may withhold from the Optionee's wages the appropriate amount of federal, state, and local withholding taxes attributable to such Disqualifying Disposition. If any portion of this Option is treated as a Non-Qualified Option, the Optionee hereby agrees that the Company may withhold from the Optionee's wages the appropriate amount of federal, state, and local withholding taxes attributable to the exercise of this Option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages, paid by Optionee directly, or (with respect to compensation income attributable to the exercise of this Option) in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this Option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's wages sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount underwithheld.

10.  NOTICE AND DELIVERIES

     Except as otherwise set forth herein, any notice, demand, communication or delivery required or permitted to be given under this Agreement shall be (a) in writing, (b) delivered by hand, nationally recognized overnight courier service, facsimile or registered or certified mail, postage prepaid, addressed to a party at its mailing address or facsimile number currently designated by the party in writing and (c) deemed to have been given on the date delivered by hand or sent by facsimile, one business day after deposit with such courier service, and three business days after being deposited in the United States mail.

11.  NO RIGHTS AS SHAREHOLDER

     The Optionee shall not be, or have any of the rights or privileges of, a shareholder of the Company in respect of any common shares issuable on exercise of the Option, unless and until the Purchase Price for such common shares has been paid or provided for in accordance with Section 9 of the Plan.

12.  NO RIGHT TO EMPLOYMENT

     This Option Agreement shall not give the Optionee the right to continue to be an employee.

13.  GOVERNING LAW

          This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without application of provisions as to conflict of law, and shall be treated in all respects as a Delaware contract.

                                        VIAWEB INC.




                                        By:
                                           ------------------------------------
                                             Authorized Signature


-----------------------------------        ------------------------------------
Witness to Optionee's Signature              Optionee

                                      SCHEDULE A

                                  EXERCISE OF OPTION

To:  Viaweb Inc.

     The undersigned, _________________________, Optionee, hereby exercises the Option granted to him by Viaweb Inc. (the "Company") under the 1997 Stock Option Plan for the number of Option Shares set forth below:

          Number of Option Shares:  ____________________


          Total Purchase Price:  $_________________________ ($_______________ x
                 Number of Option Shares) delivered herewith in the manner provided for in Paragraph 3 of the Option Agreement.

     The Optionee hereby represents and warrants to the Company that the Optionee is acquiring the shares to be issued pursuant to this Exercise of Option for his/her own account, for investment and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act of 1933 (the "Securities Act"). The Optionee understands that the shares have not been and will not be registered under the Securities Act and agrees that he/she will make no transfer of the shares except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act or any other applicable law.



Dated:
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